EXHIBIT 99.2
Share Purchase Agreement

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of September 29, 2011 by and among SMOOTH KING INVESTMENTS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Seller”), and ELITE SHINE GROUP LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Buyer” ).

WHEREAS, the Seller is the beneficial owner of 21,295,800 ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of China Sunergy Co., Ltd, a Cayman Islands corporation (the “Company”); and

WHEREAS, the Seller has agreed to sell, and the Buyer has agreed to purchase the Ordinary Shares, and the Seller and the Buyer desire to memorialize their agreement in this Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, and covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Seller and the Buyer hereby agree as follows:

Section 1        Purchase

(a)           Upon the terms and subject to the conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell and deliver to the Buyer, at the Closing (as defined below), 21,295,800 Ordinary Shares (the “Purchased Shares”) at the purchase price of $0.18 per ordinary share.

(b)           The sale and purchase of the Purchased Shares shall be free and clear of (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (iii) any adverse claim as to title, possession or use (clauses (i) through (iii), collectively, “Liens”).

(c)           Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall deliver to the Buyer an instrument of transfer duly executed by the Seller, with respect to the transfer of the Purchased Shares. The Seller shall have delivered to the Buyer one or more share certificates registered in the name of the Buyer, representing the Purchased Shares, which shall contain the legend as set forth in Section 7 below. The Seller shall have requested the Company’s register of members to be updated to reflect the sale of the Purchased Shares to the Buyer.

(d)           In consideration for the sale of the Purchased Shares, against delivery thereof to the Buyer, and upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall pay or cause to be paid to the Seller, by wire transfer in immediately available funds in United States dollars to an account designated by the Seller, an amount equal to $3,833,244 (the “Purchased Amount”).

Section 2        Closing; Conditions

(a)           The closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place, subject to the conditions set forth in Section 2(b) below, at No. 123, Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu, the People’s Republic of China, within fifteen (15) business days after the satisfaction (or waiver by the relevant party hereto) of the conditions precedent to the Closing as set forth in Section 2(b) below, or at such other time and place that the Seller and the Buyer may agree in writing.

(b)           The Closing shall be conditioned upon:

 (i)           the fact that no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the date of the Closing, prevent the sale of the Purchased Shares, and no injunction or order of any shall have been issued that would, as of the date of the Closing, prevent the sale of the Purchased Shares;

(ii)           with respect to the obligation of the Buyer to purchase the Purchased Shares, the representations and warranties of the Seller contained herein shall be true and correct on the date hereof and on the date of the Closing; and

(iii)          with respect to the obligation of the Seller to sell the Purchased Shares, the representations and warranties of the Buyer contained herein shall be true and correct on the date hereof and on the date of the Closing.

Section 3        General Representations and Warranties of the Parties

Each of the Buyer and the Seller represents and warrants, as of the date hereof and as of the date of the Closing, to the other party hereto as follows:

(a)           Such party is an entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has taken all action necessary on the part of such party (and, to the extent applicable, its members, partners or equity holders have taken all necessary required action) for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party hereunder.

(b)           This Agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)           The execution, delivery and performance of this Agreement does not and will not (i) conflict with or result in any breach of any of, constitute a default under, or result in a violation of any law, rule, regulation or judgment applicable to such party, (ii) conflict with, or result in a breach of the organizational documents of such party, (iii) violate or conflict in any material respect with, or result in a material breach of any provision of, or constitute a material default under, or result in the creation of any material lien or encumbrance upon any of the material assets of such party under, any of the terms, conditions or provisions of any material agreement or other obligation of such party.

(d)           No consent, approval, filing, authorization, order, registration or qualification of or with any governmental authority or any other person is required in connection with the execution, delivery or performance by, or enforcement against, such party or the transaction contemplated by this Agreement, except where such have already been obtained or as otherwise provided in this Agreement.

(e)           Such party is relying solely on its own counsel and other advisors for legal, financial and other advice with respect to the transaction contemplated by this Agreement and any related documents and, other than the representations made by the other party in this Agreement, such party is not relying on any statements or representations, written or oral, of any of the other party, the Company, or its or their agents or advisors.

Section 4        Representations and Warranties of the Buyer

The Buyer represents and warrants, as of the date hereof and as of the date of the Closing, to the Seller as follows:

 (a)          It is acquiring the Purchased Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Buyer understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(b)           The Buyer is an “accredited investor” (as defined in Regulation D under the Securities Act) or the acquisition of the Purchased Shares by the Buyer otherwise satisfies an exemption from the registration requirements of the Securities Act.

Section 5        Representations and Warranties of the Seller

The Seller represents and warrants, as of the date hereof and as of the date of the Closing, to the Buyer as follows:

(a)           The Purchased Shares to be delivered to the Buyer at the Closing pursuant to the terms of this Agreement have been duly authorized, validly issued, fully paid and non-assessable and, upon Closing, the Buyer shall acquire good and valid title to such Purchased Shares, free and clear of all Liens.

(b)          Assuming the accuracy of the Buyer’s representations and warranties under Section 3 and Section 4 of this Agreement, the offer and sale of the Purchased Shares as contemplated by this Agreement is exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities laws.  No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the sale of the Purchased Shares in the manner contemplated in Section 1 herein.

Section 6        Covenants of the Buyer and the Seller

(a)           To the extent applicable, the Buyer shall comply with the applicable SAFE Regulations and notify the Company of the status of such compliance.

 (b)         The Seller agrees to make, or causes to be made, all tax returns, filings and registrations with all governmental authorities that may be required under Notice on Strengthening the Management of Enterprise Income Tax Collection of Proceeds from Equity Transfers by Non-Resident Enterprises (Guoshuihan [2009] 698) issued by the State Administration of Taxation on December 11, 2009 and any subsequent similar notices, rules, amendments or supplements (the “Circular 698 Returns”) or otherwise as required under PRC law in connection with the transaction, and such Circular 698 Returns shall be true, accurate and complete on all material respects.  The Seller shall provide Buyer with accurate copies of any Circular 698 Returns or official assessments of the PRC tax authorities with respect to such Circular 698 Returns, within ten (10) days of filing or receipt as applicable.

Section 7        Restrictive Legend

Each certificate representing the Purchased Shares shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 8        Indemnification

(a)            Notwithstanding anything to the contrary in this Agreement, the Buyer shall indemnify and hold harmless the Seller and its directors, officers and affiliates from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred arising out of or relating to any breach of the representations and warranties made in Section 3 and Section 4.

(b)            Notwithstanding anything to the contrary in this Agreement, the Seller shall indemnify and hold harmless the Buyer and its directors, officers and affiliates from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred arising out of or relating to any breach of the representations and warranties made in Section 3 and Section 5.

Section 9        Miscellaneous

(a)           Neither this Agreement nor any provision hereof may be amended, modified or waived except by an instrument in writing signed by the parties hereto.  The failure or delay of any party to enforce or exercise any rights under any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce or exercise any rights under each and every provision of this Agreement in accordance with its terms.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b)           This Agreement contains the full and entire understanding and agreement among the parties hereto with regard to the subject matters hereof and thereof and supersedes all prior understandings and agreements, written or oral, relating to the matters set forth herein and therein.  Neither this Agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

(c)           Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(d)           This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and shall not be construed to inure to the benefit of any other party.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules.  There shall be three arbitrators. The language to be used in the arbitration proceedings shall be English.  Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

(e)           Each of the representations and warranties of the Seller and the Buyer contained in this Agreement shall survive the Closing for a period of one year following the Closing.

(f)            This Agreement is for the benefit of the parties hereto and their permitted successors and assigns and no other parties, except the parties hereby agree that the Company is a third party beneficiary of Section 6(a) and 6(b) of this Agreement.

(g)           This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

(h)           This Agreement shall automatically terminate upon the written consent of the Seller and the Buyer. Upon such termination, this Agreement will have no further force or effect; provided, that any termination of this Agreement will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective duly authorized representative.

SELLER:
SMOOTH KING INVESTMENTS LIMITED

By:	/s/ Yingchun Huang
Name: Yingchun Huang
Title: Director

BUYER:

ELITE SHINE GROUP LIMITED

By:	/s/ Tingxiu Lu
Name: Tingxiu Lu
Title: Director